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                                                                 Exhibit 10(vii)
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        Guaranty Agreement dated December 31, 2001 by Michael J. Wimmer in favour of Boston Service Company, Inc.

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                                    GUARANTY

THIS GUARANTY, dated as of December 31, 2001, is made by Michael J. Wimmer, an adult individual residing at 34 Southwood Drive, Cherry Hill, New Jersey (hereinafter referred to as the "Guarantor") in favor of Boston Service Company, Inc., trading as Hann Financial Service Corp., a New Jersey corporation (hereinafter referred to as "BSC"), with respect to certain obligations, present and future, of Auto Lenders Liquidation Center, Inc., a New Jersey corporation (hereinafter referred to as "Auto Lenders"), to BSC.

                                   BACKGROUND

A. BSC and Auto Lenders are parties to a certain 2002 Amended Servicing Agreement, of even date herewith (the "New Servicing Agreement"), between them, pursuant to which Auto Lenders has, inter alia, undertaken, for the fees and other considerations therein expressed, to perform certain services and to guarantee the residual values on certain leases of motor vehicles and other property, all as more fully set forth therein. Terms defined in the New Servicing Agreement and not otherwise defined herein are used herein with the meanings ascribed to them in the New Servicing Agreement.

B. The Guarantor is the owner of a majority of the outstanding shares of the capital stock of Auto Lenders and, as an inducement to BSC to enter into the New Servicing Agreement, is willing to provide hereby his guarantee of all of the obligations of Auto Lenders under the New Servicing Agreement and under the prior agreements relating to the same subject matter which are referred to in paragraph 20 of the New Servicing Agreement (collectively, the "Superseded Agreements").

                                    COVENANTS

NOW, THEREFORE, in consideration of the foregoing and the undertakings of Auto Lenders and BSC contained in the New Servicing Agreement, and intending to be legally bound hereby, the Guarantor hereby undertakes and agrees as follows:

1. Guaranty. So long as BSC is not in material default of the New Servicing
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Agreement and the Superseded Agreements, Guarantor guarantees, as a guarantor and not as a surety, the payment of all indebtedness and the performance of all obligations of Auto Lenders to BSC under the New Servicing Agreement and each of the Superseded Agreements (collectively, the "Agreements"), including without limitation all guarantees of residual values and service undertakings of Auto Lenders under the Agreements or any of them (all of the above-described indebtedness, obligations and liabilities collectively, the "Obligations"), but only if and to the extent that Auto Lenders is in material default under the New Servicing Agreements or any of the Superseded Agreements. Upon the occurrence of any material default under any of the Agreements, the non-defaulting party shall give written notice to the other party of such default, and the defaulting party shall have thirty (30) days from receipt of such notice to cure such default as determined by the non-defaulting party in its reasonable discretion. For purposes of this Guaranty, a material default shall mean any failure to pay, when due, any amount(s) due under any of the Agreements.

     Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent by him, and that he will remain bound upon his guaranty notwithstanding any such extension or renewal.

2. Subordination. Upon payment by Guarantor of any of the Obligations, all
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rights of Guarantor against Auto Lenders arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full and performance of all of the Obligations. This Guaranty is a continuing one and shall remain in full and effect until all of the Obligations have been indefeasibly paid and discharged and all of the Agreements are terminated.

3. Confidentiality. Neither the Guarantor nor, so long as the Guarantor is not
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in default hereunder, BSC, will disclose any information about the existence or substance of this Guaranty to any third persons (other than their attorneys and like persons with whom they have a confidential relationship) unless
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required to do so by applicable law, regulation or legal process, including securities law disclosure requirements, or at the request or direction of any state or federal regulatory agency.

4. Corporate Existence of Auto Lenders. The Guarantor hereby engages that Auto
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Lenders will remain in existence until all of the Obligations have been indefeasibly paid and performed in full and this Guaranty shall have been fully satisfied.

5. Financial Statements of Guarantor. Until all of the Obligations have been
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indefeasibly paid and performed in full and this Guaranty shall have been fully satisfied, the Guarantor will furnish to BSC, on an annual basis, personal financial statements consisting of a balance sheet of the Guarantor and a statement of his income as of the last day of each calendar year and for the calendar year then ended. The Guarantor shall furnish such financial statements not later than April 15 of the succeeding calendar year, commencing April 15, 2002.

6. Governing Law. This Guarantee shall be construed in accordance with the laws
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of the state of New Jersey (without giving effect to the conflict of laws provisions thereof). If any provisions hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Guaranty, each of which shall remain in full force and effect.

7. Delay and Waiver. No failure or delay by BSC in exercising any of its rights
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hereunder in any instance shall constitute a waiver thereof in that or any other instance. BSC will not in any instance be deemed to have waived any of its rights except by an instrument in writing signed by it.

8. Notices. All notices to a party shall be in writing and shall be deemed to
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have been duly received when delivered by hand or sent by confirmed facsimile, or two (2) days after being mailed by certified mail, return receipt requested, to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

     If to Guarantor:

               Michael J. Wimmer
               34 Southwood Drive
               Cherry Hill, NJ  18003
               Facsimile: (856) 262-3121

     If to Auto Lenders:

               Auto Lenders Liquidation Center, Inc.
               1051 North Black Horse Pike
               Williamstown, NJ  08094
               Attention:  Chief Executive Officer
               Facsimile: (856) 262-3121

     If to BSC:

               Boston Service Company, Inc.
               t/a Hann Financial Service Corp.
               One Centre Drive
               Jamesburg, NJ  08831
               Attention:  President
               Facsimile: (608) 860-9526

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IN WITNESS WHEREOF, the Guarantor has signed and delivered this Guaranty as of the date first above written.

Witness:


/s/ Charles Dovico                       /s/ Michael J. Wimmer
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                                         Michael J. Wimmer

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